EXHIBIT 23.1


         We have issued our report dated March 12, 1998 accompanying the consolidated financial statements of CHS Electronics, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


GRANT THORNTON LLP (manually)

Miami, Florida
April 21, 1998